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                                  EXHIBIT 3.7
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                    UNANIMOUS CONSENT OF BOARD OF DIRECTORS

                                      OF

                     CONFERENCE SOURCE INTERNATIONAL, INC.

The undersigned, being all the Directors of Conference Source International, Inc. (the "Corporation"), pursuant to Section 14-2-821 of the Georgia Business Corporation Code, do hereby unanimously consent to the taking of, and do hereby take, the following actions:

Resolved, that the Bylaws of the Corporation be, and they hereby are, amended in the following particulars:


     Section 2 of Article III of the Bylaws, concerning number, election and term of directors, is hereby amended by deleting the first sentence thereof and by substituting the following in lieu thereof:

     "The number of directors which shall constitute the whole board shall be three (3); provided, however, in the event that the number of shareholders of the corporation is less than three (3), the number of directors which shall constitute the whole board shall be equal to the number of shareholders of the corporation."

     The Amendment shall be effective as of January 1, 1996.


Dated as of the 29th day of October, 1997.


                                              /s/ Judy B. Crawford
                                              -------------------------------
                                              Judy B. Crawford



                                              /s/ Olen E. Crawford
                                              -------------------------------
                                              Olen E. Crawford